SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549


                                     FORM 8-K

                                  CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported)      November 30, 1994
                                                    --------------------------



                             Commercial Credit Company
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              (Exact name of registrant as specified in its charter)


        Delaware                          1-6594              52-0883351
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     (State or other                 (Commission            (IRS Employer
     jurisdiction of                  File Number)          Identification No.)
     incorporation)

            300 Saint Paul Place, Baltimore, Maryland          21202
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                (Address of principal executive offices)     (Zip Code)


                                  (410) 332-3000
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               (Registrant's telephone number, including area code)








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                             COMMERCIAL CREDIT COMPANY
                            Current Report on Form 8-K



   Item 5.  Other Events
            ------------

          On November 30, 1994, Commercial Credit Company ("CCC") agreed to sell its 50% interest in Commercial Insurance Resources, Inc. ("CIRI"), which owns Gulf Insurance Company ("Gulf"), to The Travelers Indemnity Company ("Travelers Indemnity"), for a purchase price of $150 million. Travelers Indemnity acquired the other 50% of CIRI in December 1992, and will own 100% of CIRI upon completion of the transaction. Both CCC and Travelers Indemnity are indirect wholly owned subsidiaries of The Travelers Inc. At September 30, 1994, Gulf had total assets of approximately $950 million. The transaction, which is subject to regulatory approvals, is expected to be completed on December 30, 1994.






















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                                  SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





   Dated:  December 7, 1994                  COMMERCIAL CREDIT COMPANY



                                             By:   /s/ Firoz B. Tarapore
                                                -------------------------------
                                                Firoz B. Tarapore
                                                Vice President
























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